Exhibit 99.1

Investors & Reporters May Contact:
Joe Sorice
Manager, Investor Relations
(770) 418-8211
ir@asburyauto.com

Asbury Automotive Group Reports Record
$4.2 Billion in Revenue
•Operating margin of 6.3%
•EPS of $7.21 per diluted share
•Parts and service revenue growth of 15%; parts and service gross profit growth of 18%
•Repurchased approximately 240,000 shares for $50 million

DULUTH, GA. (April 25, 2024) — Asbury Automotive Group, Inc. (NYSE: ABG) (the “Company”), one of the largest automotive retail and service companies in the U.S., reported first quarter 2024 net income of $147 million ($7.21 per diluted share), a decrease of 19% from $181 million ($8.37 per diluted share) in first quarter 2023.
“We delivered a strong first quarter, crossing over $4 billion in revenue for the first time in our company’s history,” said David Hult, Asbury’s President and Chief Executive Officer. “Our performance was driven by the hard work of our team members, our focus on the same store operations and the strength and strategic fit of our acquisitions - we are accelerating the results of our integration efforts. We delivered on our ongoing commitment to profitably grow same store preowned volume by retailing over 2,700 more units sequentially, even in a tight inventory market, and new vehicle profits performed well against brand mix driven volume challenges. As we anticipated, margins continue their return to a more normalized level. Our results demonstrate how our strategic investments have enabled us to deliver strong results despite challenging market conditions. The strong performance of our business enabled us to repurchase 240,000 shares in the quarter as part of our capital allocation approach within our multi-year growth strategy.”
The financial measures discussed below include both GAAP and adjusted (non-GAAP) financial measures. Please see “Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data” and the reconciliations for non-GAAP metrics used herein.
There were no non-GAAP adjustments to net income for the first quarter 2024 or first quarter 2023.

First Quarter 2024 Operational Summary
Total Company vs. 1st Quarter 2023:
•Revenue of $4.2 billion, increase of 17%
•Gross profit of $750 million, increase of 8%
•Gross margin decreased 158 bps to 17.9%
•New vehicle unit volume increase of 18%; new vehicle revenue increase of 17%; new vehicle gross profit decrease of 9%
•Used vehicle retail unit volume increase of 20%; used vehicle retail revenue increase of 17%; used vehicle retail gross profit decrease of 8%
•Finance and insurance (F&I) per vehicle retailed (PVR) of $2,259, decrease of 4%
•Parts and service revenue increase of 15%; gross profit increase of 18%
•SG&A as a percentage of gross profit increased 459 bps to 62.5%
•Operating margin decreased 146 bps to 6.3%
Same Store vs. 1st Quarter 2023:
•Revenue of $3.5 billion, decrease of 1%
•Gross profit of $638 million, decrease of 8%
•Gross margin decreased 136 bps to 18.1%
•New vehicle unit volume flat to prior year; new vehicle revenue decrease of 1%; new vehicle gross profit decrease of 23%
•Used vehicle retail unit volume decrease of 2%; used vehicle retail revenue decrease of 4%; used vehicle retail gross profit decrease of 25%
•F&I PVR of $2,218, decrease of 6%
•Parts and service revenue increase of 2%; gross profit increase of 6%
•SG&A as a percentage of gross profit increased 459 bps to 62.3%
Liquidity and Leverage
As of March 31, 2024, the Company had cash and floorplan offset accounts of $225 million (which excludes $9 million of cash at Total Care Auto, Powered by Landcar) and availability under the used vehicle floorplan line and revolver of $487 million for a total of $712 million in liquidity. The Company’s adjusted net leverage ratio, which is calculated as set forth in our credit facility, was 2.6x at quarter end.
Share Repurchases
The Company repurchased approximately 240,000 shares for $50 million during the first quarter 2024. As of March 31, 2024, the Company had $153 million remaining on its share repurchase authorization.
The shares may be purchased from time to time in the open market, in privately negotiated transactions or in other manners as permitted by federal securities laws and other legal and contractual requirements. The extent to which the Company repurchases its shares, the number of shares and the timing of any repurchase will depend on such factors as Asbury’s stock price, general economic and market conditions, the potential impact on its capital structure, the expected return on competing uses of capital such as strategic dealership acquisitions and capital investments and other considerations. The program does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time without further notice.
Earnings Call
Additional commentary regarding the first quarter results will be provided during the earnings conference call on Thursday, April 25, 2024, at 10:00 a.m. ET.
The conference call will be simulcast live on the internet. The webcast, together with supplemental materials, and can be accessed by logging onto https://investors.asburyauto.com. A replay and the accompanying materials will be available on this site for at least 30 days.
In addition, live audio will be accessible to the public. Participants may enter the conference call five to ten minutes prior to the scheduled start of the call by dialing:

Domestic:	(877) 407-2988
International:	+1 (201) 389-0923
Passcode:	13745907
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. In late 2020, Asbury embarked on a multi-year plan to increase revenue and profitability strategically through organic operations, acquisitive growth and innovative technologies, with its guest-centric approach as Asbury’s constant North Star. As of March 31, 2024, Asbury operated 157 new vehicle dealerships, consisting of 206 franchises, representing 31 domestic and foreign brands of vehicles. Asbury also operates Total Care Auto, Powered by Landcar, a leading provider of service contracts and other vehicle protection products, and 37 collision repair centers. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation, and prepaid maintenance. Asbury ranks 18th in the 2023 Forbes list of America’s Best Mid-Sized Companies. Asbury is recognized as one of America’s Greatest Workplaces 2023 by Newsweek as well as one of the Best Companies to Work For in the Retailers industry by U.S. News & World Report.
For additional information, visit www.asburyauto.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, objectives, projections regarding Asbury's financial position, liquidity, results of operations, cash flows, leverage, market position, the timing and amount of any stock repurchases, and dealership portfolio, revenue enhancement strategies, operational improvements, projections regarding the expected benefits of Clicklane, management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies from acquisitions, capital allocation strategy, business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, our inability to realize the benefits expected from recently completed transactions; our inability to promptly and effectively integrate completed transactions and the diversion of management’s attention from ongoing business and regular business responsibilities; our inability to complete future acquisitions or divestitures and the risks resulting therefrom; any supply chain disruptions impacting our industry and business, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God, acts of war or other incidents and the shortage of semiconductor chips and other components, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges; risks associated with Asbury's indebtedness and our ability to comply with applicable covenants in our various financing agreements, or to obtain waivers of these covenants as necessary; risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, including changes in automotive state franchise laws, adverse results in litigation and other proceedings, and Asbury's ability to execute its strategic and operational strategies and initiatives, including its five-year strategic plan, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.
These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data
In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted income from operations," "Adjusted net income," "Adjusted operating margins," "Adjusted EBITDA," "Adjusted diluted earnings per share ("EPS")," "Adjusted SG&A, " "Adjusted operating cash flow" and "Pro forma adjusted leverage ratio." Further, management assesses the organic growth of our revenue and gross profit on a same store basis. We believe that our assessment on a same store basis represents an important indicator of comparative financial performance and provides relevant information to assess our performance at our existing locations. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.
Amounts presented herein have been calculated using non-rounded amounts for all periods presented and therefore certain amounts may not compute or tie to prior presentation due to rounding.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended March 31,		% Change
	2024	2023
REVENUE:
New vehicle	$2,064.3	$1,767.7	17%
Used vehicle:
Retail	1,191.4	1,021.6	17%
Wholesale	165.5	104.9	58%
Total used vehicle	1,356.9	1,126.5	20%
Parts and service	590.4	515.6	15%
Finance and insurance, net	189.7	172.5	10%
TOTAL REVENUE	4,201.2	3,582.3	17%
COST OF SALES:
New vehicle	1,901.4	1,588.8	20%
Used vehicle:
Retail	1,126.4	951.0	18%
Wholesale	158.6	98.5	61%
Total used vehicle	1,285.0	1,049.5	22%
Parts and service	256.2	233.5	10%
Finance and insurance	8.6	14.3	(40)%
TOTAL COST OF SALES	3,451.2	2,886.1	20%
GROSS PROFIT	750.0	696.2	8%
OPERATING EXPENSES:
Selling, general, and administrative	468.6	403.0	16%
Depreciation and amortization	18.7	16.7	12%
INCOME FROM OPERATIONS	262.8	276.5	(5)%
OTHER EXPENSES:
Floor plan interest expense	22.8	0.6	NM
Other interest expense, net	44.1	37.3	18%
Total other expenses, net	66.9	38.0	76%
INCOME BEFORE INCOME TAXES	195.8	238.5	(18)%
Income tax expense	48.8	57.1	(15)%
NET INCOME	$147.1	$181.4	(19)%
EARNINGS PER SHARE:
Basic—
Net income	$7.24	$8.42	(14)%
Diluted—
Net income	$7.21	$8.37	(14)%
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	20.3	21.6
Performance share units	0.1	0.1
Diluted	20.4	21.7
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures-Consolidated (In millions)
(Unaudited)

	March 31, 2024	December 31, 2023	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$29.0	$45.7	$(16.8)	(37)%
Inventory, net (a)	1,862.9	1,768.3	94.6	5%
Total current assets	2,922.4	3,057.1	(134.7)	(4)%
Floor plan notes payable	1,690.4	1,785.7	(95.3)	(5)%
Total current liabilities	2,757.4	2,875.7	(118.3)	(4)%
CAPITALIZATION:
Long-term debt (including current portion)	$3,192.6	$3,206.2	$(13.6)	—%
Shareholders' equity	3,346.9	3,244.1	102.8	3%
Total	$6,539.5	$6,450.3	$89.2	1%
_____________________________
(a) Excluding $83.3 million and $84.5 million of inventory classified as assets held for sale as of March 31, 2024 and December 31, 2023, respectively

	March 31, 2024	December 31, 2023	March 31, 2023
Days Supply
New vehicle inventory	54	43	30
Used vehicle inventory	27	32	27
_____________________________
Days supply of inventory is calculated based on new and used inventory, in units, at the end of each reporting period and a 30-day historical unit sales.

Brand Mix - New Vehicle Revenue by Brand

	For the Three Months Ended March 31,
	2024	2023
Luxury
Lexus	11%	10%
Mercedes-Benz	8%	9%
BMW	3%	3%
Land Rover	2%	2%
Porsche	1%	2%
Acura	1%	2%
Other luxury	4%	6%
Total luxury	29%	34%
Imports
Toyota	20%	15%
Honda	9%	9%
Hyundai	4%	5%
Nissan	2%	4%
Subaru	2%	2%
Kia	2%	2%
Other imports	2%	2%
Total imports	41%	38%
Domestic
Ford	12%	10%
Chrysler, Dodge, Jeep, Ram	10%	13%
Chevrolet, Buick, GMC	7%	5%
Total domestic	30%	28%
Total New Vehicle Revenue	100%	100%

	For the Three Months Ended March 31,
	2024	2023
Revenue mix
New vehicle	49.1%	49.3%
Used vehicle retail	28.4%	28.5%
Used vehicle wholesale	3.9%	2.9%
Parts and service	14.1%	14.4%
Finance and insurance, net	4.5%	4.8%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	21.7%	25.7%
Used vehicle retail	8.7%	10.1%
Used vehicle wholesale	0.9%	0.9%
Parts and service	44.6%	40.5%
Finance and insurance, net	24.2%	22.7%
Total gross profit	100.0%	100.0%

ASBURY AUTOMOTIVE GROUP, INC.
OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended March 31,		% Change
	2024	2023
Revenue
New vehicle	$2,064.3	$1,767.7	17%
Used vehicle:
Retail	1,191.4	1,021.6	17%
Wholesale	165.5	104.9	58%
Total used vehicle	1,356.9	1,126.5	20%
Parts and service	590.4	515.6	15%
Finance and insurance, net	189.7	172.5	10%
Total revenue	$4,201.2	$3,582.3	17%
Gross profit
New vehicle	$162.8	$178.9	(9)%
Used vehicle:
Retail	65.0	70.6	(8)%
Wholesale	6.9	6.4	9%
Total used vehicle	71.9	77.0	(7)%
Parts and service	334.1	282.1	18%
Finance and insurance, net	181.1	158.2	14%
Total gross profit	$750.0	$696.2	8%
Unit sales
New vehicle:
Luxury	8,578	8,429	2%
Import	21,487	17,389	24%
Domestic	10,612	8,688	22%
Total new vehicle	40,677	34,506	18%
Used vehicle retail	39,489	32,989	20%
Used to new ratio	97.1%	95.6%
Average selling price
New vehicle	$50,747	$51,228	(1)%
Used vehicle retail	$30,169	$30,969	(3)%
Average gross profit per unit
New vehicle:
Luxury	$7,215	$8,588	(16)%
Import	2,826	3,682	(23)%
Domestic	3,789	4,888	(22)%
Total new vehicle	4,003	5,184	(23)%
Used vehicle retail	1,646	2,141	(23)%
Finance and insurance	2,259	2,344	(4)%
Front end yield (1)	5,101	6,041	(16)%
Gross margin
Total new vehicle	7.9%	10.1%	(223) bps
Used vehicle retail	5.5%	6.9%	(146) bps
Parts and service	56.6%	54.7%	188 bps
Total gross profit margin	17.9%	19.4%	(158) bps
Operating expenses
Selling, general, and administrative	$468.6	$403.0	16%
SG&A as a % of gross profit	62.5%	57.9%	459 bps
Income from operations as a % of revenue	6.3%	7.7%	(146) bps
Income from operations as a % of gross profit	35.0%	39.7%	(468) bps

_____________________________
(1) Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended March 31,		% Change
	2024	2023
Revenue
New vehicle	$1,750.1	$1,761.1	(1)%
Used vehicle:
Retail	965.3	1,009.7	(4)%
Wholesale	129.2	104.3	24%
Total used vehicle	1,094.5	1,114.0	(2)%
Parts and service	522.0	513.3	2%
Finance and insurance, net	155.5	172.1	(10)%
Total revenue	$3,522.1	$3,560.5	(1)%
Gross profit
New vehicle	$137.1	$178.0	(23)%
Used vehicle:
Retail	52.5	70.0	(25)%
Wholesale	4.3	6.5	(33)%
Total used vehicle	56.8	76.4	(26)%
Parts and service	296.8	280.9	6%
Finance and insurance, net	146.9	157.8	(7)%
Total gross profit	$637.7	$693.1	(8)%
Unit sales
New vehicle:
Luxury	8,209	8,311	(1)%
Import	18,304	17,389	5%
Domestic	7,870	8,688	(9)%
Total new vehicle	34,383	34,388	—%
Used vehicle retail	31,875	32,466	(2)%
Used to new ratio	92.7%	94.4%
Average selling price
New vehicle	$50,900	$51,214	(1)%
Used vehicle retail	$30,285	$31,101	(3)%
Average gross profit per unit
New vehicle:
Luxury	$7,271	$8,604	(15)%
Import	2,559	3,683	(31)%
Domestic	3,888	4,889	(20)%
Total new vehicle	3,988	5,177	(23)%
Used vehicle retail	1,647	2,155	(24)%
Finance and insurance	2,218	2,360	(6)%
Front end yield (1)	5,080	6,070	(16)%
Gross margin
Total new vehicle	7.8%	10.1%	(227) bps
Used vehicle retail	5.4%	6.9%	(149) bps
Parts and service	56.9%	54.7%	213 bps
Total gross profit margin	18.1%	19.5%	(136) bps
Operating expenses
Selling, general, and administrative	$397.0	$399.7	(1)%
SG&A as a % of gross profit	62.3%	57.7%	459 bps

_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SEGMENT REPORTING (Unaudited)

	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
	Dealerships	TCA After Eliminations	Total Company	Dealerships	TCA After Eliminations	Total Company
	(In millions)
Revenue
New	$2,064.3	$—	$2,064.3	$1,767.7	$—	$1,767.7
Used	1,356.9	—	1,356.9	1,126.5	—	1,126.5
Parts and service	598.8	(8.5)	590.4	524.5	(9.0)	515.6
Finance and insurance, net	159.1	30.7	189.7	137.6	35.0	172.5
Total revenue	$4,179.0	$22.2	$4,201.2	$3,556.3	$26.0	$3,582.3
Cost of sales
New	$1,901.4	$—	$1,901.4	$1,588.8	$—	$1,588.8
Used	1,285.0	—	1,285.0	1,049.5	—	1,049.5
Parts and service	260.8	(4.6)	256.2	238.4	(4.9)	233.5
Finance and insurance	—	8.6	8.6	—	14.3	14.3
Total cost of sales	$3,447.2	$4.0	$3,451.2	$2,876.7	$9.4	$2,886.1
Gross profit
New	$162.8	$—	$162.8	$178.9	$—	$178.9
Used	71.9	—	71.9	77.0	—	77.0
Parts and service	338.0	(3.8)	334.1	286.2	(4.1)	282.1
Finance and insurance, net	159.1	22.1	181.1	137.6	20.7	158.2
Total gross profit	$731.8	$18.2	$750.0	$679.6	$16.6	$696.2
Selling, general, and administrative	$472.9	$(4.3)	$468.6	$406.9	$(3.9)	$403.0
Income from operations	$243.3	$19.5	$262.8	$256.1	$20.3	$276.5

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

The following tables provide reconciliations for our non-GAAP metrics:

	For the Three Months Ended		For the Twelve Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	December 31, 2023
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt			$3,192.6	$3,206.2
Cash and floor plan offset			(234.1)	(140.9)
TCA cash			9.2	13.2
Availability under our used vehicle floor plan facility			(1.4)	—
Adjusted long-term net debt			$2,966.2	$3,078.5

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Net income	$147.1	$181.4	$568.2	$602.5

Depreciation and amortization	18.7	16.7	69.7	67.7
Income tax expense	48.8	57.1	190.4	198.8
Swap and other interest expense	44.1	38.4	164.1	158.4
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$258.6	$293.7	$992.4	$1,027.4

Non-core items - expense (income):
Gain/ loss on dealership divestitures, net	$—	$—	$(13.5)	$(13.5)
Gain on sale of real estate	—	—	(3.6)	(3.6)
Legal settlement	—	—	(1.9)	(1.9)
Franchise rights and goodwill impairments	—	—	117.2	117.2
Professional fees associated with acquisition	—	—	4.1	4.1
Fixed assets write-off	—	—	1.1	1.1
Hail damage	—	—	4.3	4.3
Total non-core items	—	—	107.8	107.8

Adjusted EBITDA	$258.6	$293.7	$1,100.2	$1,135.2

Pro forma impact of acquisition and divestitures on EBITDA			$55.5	$79.2
Pro forma adjusted EBITDA			$1,155.7	$1,214.4

Pro forma adjusted net leverage ratio			2.6	2.5

	For the Three Months Ended March 31,
	2024	2023
	(In millions)
Adjusted cash flow from operations:
Cash provided by operating activities	$177.1	$171.7
Change in Floor Plan Notes Payable—Non-Trade, net	(67.4)	1.4
Change in Floor Plan Notes Payable—Non-Trade associated with floor plan offset, used vehicle borrowing base changes adjusted for acquisition and divestitures	124.0	70.7
Change in Floor Plan Notes Payable—Trade associated with floor plan offset, adjusted for acquisition and divestitures	(25.0)	0.1
Adjusted cash flow provided by operating activities	$208.7	$243.9